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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into between IRI International Corporation, a Delaware corporation having offices at 1000 Louisiana, Suite 5900, Houston, Texas 77002 ("Employer"), and Gary W. Stratulate, ("Employee"), to be effective as of the Closing Date (as defined in that certain Agreement of Merger of even date herewith among Employer, Arrow Acquisition Corp. and National-Oilwell, Inc.

         Employer is desirous of continuing to employ Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement and of terminating any prior employment agreement or arrangement, and Employee is desirous of continuing in the employ of Employer pursuant to such terms and conditions and for such consideration set forth in this Agreement and of terminating any prior existing employment agreement or arrangement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

1.       EMPLOYMENT AND DUTIES:

         1.1. Employer agrees to continue to employ Employee, and Employee agrees to be employed by Employer throughout the Term (as defined below) of this Agreement, subject to the terms and conditions of this Agreement.

         1.2 Employee shall serve as President & Chief Operating Officer of the Employer and shall report to Chief Executive Officer of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer; provided, that the Employee shall not be forced to relocate anywhere other than the metropolitan areas of Houston, Texas or any other city where Employee is located as of the date of this Agreement. Employer will provide Employee with those resources reasonably required for the performance of his duties hereunder. Employee shall at all times comply with and be subject to such generally applicable policies and procedures as Employer may establish from time to time.

         1.3. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer or any of its subsidiaries or affiliates or requires any significant portion of Employee's business time; provided, however, that Employee may have other



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business, personal, and civic interests which, from time to time, require portions of his time but which (i) do not and will not interfere with the performance of his duties hereunder and (ii) are not and will not be competitive with the Relevant Business (as defined herein). Such other interests may include service on boards and governing bodies of charitable, cultural, educational, and other non-profit organizations, and on the boards of other enterprises that do not engage in any business in competition with the Relevant Business.

         1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer any of its subsidiaries or affiliates and to do no act which would injure the business, interests, or reputation of Employer or any of its subsidiaries or affiliates. In keeping with these duties, Employee shall make full disclosure to Employer of all business opportunities pertaining to Employer's business and shall not appropriate for Employee's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

2.       COMPENSATION AND BENEFITS:

         2.1. Employee's initial base salary under this Agreement shall be ($255,895.00) per annum, and shall be paid in installments in accordance with Employer's standard payroll practice. Employee's base salary may be increased from time to time by Employer and, after any such change, Employee's new level of base salary shall be Employee's base salary for purposes of this Agreement until the effective date of any subsequent change.

         2.2. Employer and Employee may enter into separate written stock option agreements pursuant to which Employee may be granted options to purchase shares of common stock of Employer subject to the terms and conditions of any such agreement. The number of shares and terms of the restrictions placed upon exercising the options shall be as specified in any such agreement. Employee acknowledges that his participation in any Employer stock option plans shall be subject to the Board of Directors approval of his participation

         2.3. Employer's current management incentive program (or such other name as it is adopted) and the Board of Directors approval of his participation shall govern employee's participation, if any, in any bonus plans.

         2.4. While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

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         2.5. Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Employer, none of the benefits or arrangements described in this
Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer and its subsidiaries and affiliates.

         2.6 Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

3. TERM OF THIS AGREEMENT, EFFECT OF EXPIRATION OF TERM, AND TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH TERMINATION:

         3.1. The term of this Agreement shall be for one (1) year from the date hereof, and shall be automatically extended for successive terms of one year commencing on the first anniversary of the effective date of this Agreement, and on each anniversary date thereafter, unless Employer or Employee gives written notice to the other, not less than ninety (90) days prior to the next succeeding anniversary date, that employment will not be renewed or continued hereunder following such anniversary date.

         3.2. Notwithstanding any other provisions of this Agreement, Employer shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

         (i) For "cause" upon the determination by the Employer's Board of Directors that "cause" exists for the termination of the employment relationship. As used in this Section 3.2(i), the term "cause" shall mean (a) Employee has engaged in gross negligence, incompetence or willful misconduct in the performance of, or Employee's refusal to perform, the duties and services required of Employee pursuant to this Agreement;
                  (b) Employee has committed any fraudulent or dishonest acts involving Employer or has been convicted of a crime involving moral turpitude; or (c) Employee's breach of any material provision of this Agreement or corporate code or policy. A decision as to whether "cause" exists for termination of the employment relationship with Employee shall be made by Employer's Board of Directors. Employee, if he so requests, after reasonable notice that cause exists, shall be entitled to be heard before the Employer's Board of Directors. If Employee disagrees with the decision reached by the Employer's Board

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                  of Directors, any dispute will be limited to whether the
                  Employer's Board of Directors reached its decision in good faith;

         (ii) for any other reason whatsoever, including termination without cause, in the sole discretion of Employer's Chief Executive Officer or Employer's Board of Directors;

         (iii)    upon Employee's death; or

         (iv) upon Employee becoming incapacitated by accident, sickness, or other circumstance which in the reasonable opinion of a qualified doctor approved by the Executive Committee or Employer's Board of Directors renders him mentally or physically incapable of performing the duties and services required of Employee, and which will continue in the reasonable opinion of such doctor for a period of not less than 180 days.

The termination of Employee's employment shall constitute a "Termination for Cause" if made pursuant to Section 3.2(i); the effect of such termination is specified in Section 3.4. The termination of Employee's employment shall constitute an "Involuntary Termination" if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.2(iii) as a result of Employee's death is specified in Section 3.7. The effect of the employment relationship being terminated pursuant to Section 3.2(iv) as a result of the Employee becoming incapacitated is specified in Section 3.8.

         3.3. Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time for any of the following reasons:

         (i) a material breach by Employer of any material provision of this Agreement, including, without limitation, a material reduction in Employee's title, position, duties, responsibilities, and authority to such an extent that Employee is relegated to a position substantially inferior to that which he shall hold with Employer at the commencement of this Agreement, or elimination of Employee's job and him not being offered employment by Employer or a successor to all or a portion of Employer's business or assets, with (a) comparable responsibilities, (b) the same or greater base salary, (c) comparable value for his participation in any stock option plans and (d) comparable severance benefits, and then only if any such breach remains uncorrected for 30 days following written notice of such breach by Employee to Employer's Board of Directors


         (ii) (x) Employer completes a merger or consolidation, a sale of all or substantially all of its assets of Employer, or the sale of all of its outstanding common stock, in


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                  each case in which all of the stockholders of Employer receive in such transaction cash and/or securities that are publicly traded, and (y) Employee's employment is terminated after such transaction by virtue of an Involuntary Termination within ninety (90) days after the completion of such transaction;

         (iii) any corporation, person or group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of Employer representing more than fifty percent of the total votes eligible to be cast at any election of directors of Employer and Employee's employment is terminated after such event by virtue of Involuntary Termination within ninety (90) days after the occurrence of such event;

         (iv)     the dissolution of Employer; or

         (v) for any other reason whatsoever, in the sole discretion of Employee.

The termination of Employee's employment by Employee shall constitute an "Involuntary Termination" if made pursuant to Section 3.3(i), 3.3(ii), 3.3(iii) or 3.3(iv); the effect of such termination is specified in Section 3.5. The termination of Employee's employment by Employee shall constitute a "Voluntary Termination" if made pursuant to Sections 3.3(v); the effect of such termination is specified in Section 3.4.

         3.4. Upon a "Voluntary Termination" of the employment relationship by Employee or a termination of the employment relationship for "Cause" by Employer, all future compensation to which Employee is entitled and future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any bonuses not yet paid at the date of such termination.

         3.5. Upon an Involuntary Termination of the employment relationship by either Employer or Employee pursuant to Sections 3.2(ii), 3.3(i), 3.3(iii) or 3.3(iii), Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a lump sum payment equal to 150% of Employee's base salary for the year in which termination occurs. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer or its subsidiaries or affiliates, and Employer's and its subsidiaries' and affiliates' sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship, provided however, Employee's rights and obligations with respect to Employee stock options, if any, are governed the controlling option agreement.

         3.6. Employee covenants not to sue or lodge any claim, demand or cause of action


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against Employer based on Involuntary Termination for any monies other than those specified in Section 3.5. If Employee breaches this covenant, Employer and its subsidiaries' and affiliates' shall be entitled to recover from Employee all sums expended by Employer and its subsidiaries and affiliates (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action. Employer and its subsidiaries and affiliates shall not be entitled to offset any of the amounts specified in the immediately preceding sentence against amounts otherwise owing by Employer and its subsidiaries and affiliates to Employee prior to a final determination under the terms of the arbitration provisions of this Agreement that Employee has breached the covenant contained in this Section 3.6.

         3.7. Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination, but Employee's heirs, administrators, or legatees shall not be entitled to any individual bonuses not yet paid to Employee at the date of such termination.

         3.8. Upon termination of the employment relationship as a result of Employee's incapacity, Employee shall be entitled to his pro rata salary for a period of six months following the date of such termination, but Employee shall not be entitled to any individual bonuses not yet paid to Employee at the date of such termination.

         3.9. In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be reduced and offset by any amounts to which Employee may otherwise be entitled under any and all severance plans or policies of Employer or its subsidiaries or affiliates or any successor to all or a portion of the business or assets of Employer; provided, however, that no sums received by Employee pursuant to Employer's pension and retirement and thrift plan shall be considered a payment requiring offset under this Section.

         3.10. Termination of the employment relationship shall not terminate those obligations imposed by this Agreement which are continuing in nature, including, without limitation, Employee's obligations of confidentiality, non-competition and Employee's continuing obligations with respect to business opportunities that had been entrusted to Employee by Employer during the employment relationship.

         3.11. This Agreement governs the rights and obligations of Employer and Employee with respect to Employee's salary and other perquisites of employment. Except as otherwise provided in this Agreement, Employee's rights and obligations with respect to any Employee stock options and other incentive awards shall be governed by the applicable plans, awards, or other governing documents.

4.       UNITED STATES FOREIGN CORRUPT PRACTICES ACT AND OTHER LAWS:

         4.1. Employee shall at all times comply with United States laws applicable to



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Employee's actions on behalf of Employer and its subsidiaries and affiliates, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (FCPA), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendre or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee committed an action resulting in Employer or any of its subsidiaries or affiliates having civil or criminal liability or responsibility under the FCPA or other applicable United States law, such action or finding shall constitute "cause" for termination under this Agreement unless Employer's Board of Directors determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of Employer. Moreover, to the extent that Employer or its subsidiaries or affiliates is found or held responsible for any civil or criminal fines or sanctions of any type under the FCPA or other applicable United States law or suffers other damages as a result of Employee's actions, Employee shall be responsible for, and shall reimburse and pay to that entity an amount of money equal to, such civil or criminal fines, sanctions or damages. The rights afforded Employer or its subsidiaries and affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by the law.

5.       OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS:

         5.1. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's or any of its subsidiaries' or affiliates' businesses, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Upon termination of Employee's employment, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

         5.2. Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its subsidiaries or affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Employer's subsidiaries and affiliates shall be third party beneficiaries of Employee's obligations under this Section. As a result of Employee's employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint ventures, and the like, of Employer and its subsidiaries and affiliates.


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Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer's or any of their subsidiaries' or affiliates' confidential business information and trade secrets.

         5.3. If, during Employee's employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer's or any of its subsidiaries' or affiliates' businesses, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer's or any of its subsidiaries' or affiliates' premises or otherwise), Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his employment; or, if the work is not prepared by Employee within the scope of his employment but is specially ordered by Employer or any of its subsidiaries or affiliates as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer or any of its subsidiaries or affiliates shall be the author of the work. If such work is neither prepared by Employee within the scope of his employment nor a work specially ordered that is deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Employer all of Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         5.4. Both during the period of Employee's employment by Employer and thereafter, Employee shall assist Employer or any of its subsidiaries or affiliates and their nominees, at any time, in the protection of Employer's or any of its subsidiaries' or affiliates' worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or any of its subsidiaries or affiliates or their nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

6.       POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS:

         6.1. As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 6. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any county within the State of Texas, and to the extent allowed by law, in any geographic area or market where Employer or any of its subsidiaries or affiliated companies are engaged in the Relevant Business as of the date of termination of the employment relationship or have during the previous twelve months engaged in the Relevant Business:


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         (i)      engage in the business of the design, manufacture, sale,
                  repair and distribution of products used in oil and gas drilling and production and any other business engaged in by the Employer immediately prior to the date of this Agreement (the "Relevant Business");

         (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in the Relevant Business; and

         (iii) induce any employee of Employer or any of its subsidiaries or affiliates to terminate his or her employment with Employer or any of its subsidiaries or affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Employer or any of its subsidiaries or affiliates; provided, however, that this clause (iii) shall not apply to responses to general advertising not directed toward employees of Employer or any of its subsidiaries or affiliates.

These non-competition obligations shall apply during Employee's employment and for a period of one (1) year after termination of employment. After termination of employment these non-competition obligations shall apply only to businesses having annual revenues in excess of $20 million dollars competitive with any line of business conducted by Employer or any of its subsidiaries having annual revenues in excess of $20 million dollars for the last fiscal year prior to the time of termination. If Employer or any of its subsidiaries or affiliates abandons a particular aspect of its business, that is, ceases such aspect of its business with the intention to permanently refrain from such aspect of its business, then this post-employment non-competition covenant shall not apply to such former aspect of that business.

         6.2. Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits (e.g., the right to receive compensation under Section 3.6 for the remainder of the Term upon Involuntary Termination) under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 6 by Employee, and Employer or any of its subsidiaries or affiliates shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 6, but shall be in addition to all remedies available at law or in equity to Employer or any of its subsidiaries or affiliates, including, without limitation, the recovery of damages from Employee and his agents involved in such breach.

         6.3. It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 6 to be reasonable and necessary to protect the proprietary information of Employer and its subsidiaries and affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

7.       EMPLOYEE CONFIDENTIALITY COMMITMENT:

         7.1 In the course of employment, Employer will provide Employee with a great deal of proprietary, confidential, and restricted information, including Trade Secrets (as herein defined), not known to those outside of Employer (collectively, "Confidential Information"). "Trade Secrets" are any information, including a formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use is the subject of efforts that are reasonable under circumstances to maintain its secrecy.

         7.2 Employee shall not disclose or make use of Employer's Confidential Information to anyone not employed by either Employer without written authorization. Employee shall be bound by Employer's rules governing company trade secret usage and will not use Employer's Trade Secrets outside the scope of Employee's employment. Employee further shall not disclose or use Employer's Confidential Information for any purpose for a period of one (1) year after employment with Employer is terminated.

         7.3 Employee will not disclose any Confidential Information to persons (including other employees of Employer unless such persons have executed a declaration similar to this one); provided, however, that Employee may make such disclosure if required by law. Employee will hold Confidential Information in trust, and consistently exercise all reasonable precautions to ensure that it is not disclosed to any unauthorized persons, or used in any unauthorized manner, published, or otherwise disseminated, either during or subsequent to, employment with Employer, and will immediately report to Employer any breach or violation of the commitments made in this declaration, whether the breach or violation is intentional or inadvertent.

         7.4 Employee acknowledges that the Confidential Information, particularly regarding Trade Secrets, is material to the successful and profitable operation of Employer, and if such Confidential Information is improperly divulged, it will constitute an irreparable injury to Employer. Therefore, Employee consents to the imposition of whatever injunctive or other relief Employer deems necessary or appropriate in order to protect the Confidential Information.

         7.5 In the event Employee has any question as to whether information is to be covered by the terms of this Section, Employee shall treat such information as Confidential Information, and as such, falling under the terms and obligations of this Section.

8.       MISCELLANEOUS:

         8.1. For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer.

         8.2. Employer and Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about each other or any of Employer's subsidiaries' or affiliates' directors, officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Employee's or Employer's or any of its subsidiaries' or affiliates' business affairs, officers, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Employee or Employer's or any of its subsidiaries' or affiliates' directors, officers, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of Employee or Employer's or any of its subsidiaries' or affiliates' officers, employees, agents, or representatives; or that place Employee or Employer or any of its subsidiaries or affiliates or their respective officers, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Employee or Employer or any of its subsidiaries or affiliates or their respective officers, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined.

         8.3. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employer to:

         IRI International Corporation
         1000 Louisiana, Suite 5900
         Houston, Texas  77002

         Attn:  Hushang Ansary, Chairman and Chief Executive Officer
         Fax:  (713) 659-3137

with a copy to:

         Jones, Day, Reavis & Pogue
         599 Lexington Avenue
         New York, NY  10022

         Attn: Mr. William F. Henze II
         Fax:  (212) 755-7306


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If to Employee, to the address reflected in Employer's records as his residence.

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8.4. This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

         8.5. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.6. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         8.7. Any and all claims, demands, cause of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Employer, its subsidiaries and affiliates and Employee (all of which are referred to herein as "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, including equitable relief and specific performance, shall be resolved and decided by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. In the arbitration proceeding the Employee shall select one arbitrator, the Employer shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Employee and the Employer fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court of any District in Texas, upon application of the Employee or the Employer, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the immediately preceding sentence of this Section 8.7. The decision of a majority of the arbitrators shall be binding on the Employee, the Employer and its subsidiaries and affiliates. The arbitration proceeding shall be conducted in Houston, Texas. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this Agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act.

         In deciding the substance of any such Claim, the Arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the Arbitrators shall have no authority to award treble, exemplary or punitive type damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary or punitive type damages in connection with any such Claims.

         8.8. This Agreement shall be binding upon and inure to the benefit of Employer, its subsidiaries and affiliates, and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Employee without the prior written consent of Employer.

         8.9. Except as provided in (1) written company policies promulgated by Employer dealing with issues such as securities trading, business ethics, governmental affairs and political contributions, consulting fees, commissions and other payments, compliance with law, investments and outside business interests as officers and employees, reporting responsibilities, administrative compliance, and the like, (2) the written benefits, plans, and programs referenced in Sections 2.2, 2.3 and 2.4, or (3) any signed written agreements contemporaneously or hereafter executed by Employer and Employee, this Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters and replaces and merges previous agreements and discussions pertaining to the employment relationship between Employer and Employee. Specifically, but not by way of limitation, any other employment agreement or arrangement in existence as of the date hereof between Employer and Employee is hereby canceled and Employee hereby irrevocably waives and renounces all of Employee's rights and claims under any such agreement or arrangement.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.


EMPLOYEE                                 IRI International Corporation

By:                                      By:
   ------------------------                 ---------------------------

                                         Title:
                                               ------------------------